Exhibit 5.1

July 27, 2016

Board of Directors

Lumber Liquidators Holdings, Inc.

3000 John Deere Road

Toano, Virginia 23168

Ladies and Gentlemen:

This letter is delivered to you in connection with the actions taken and proposed to be taken by Lumber Liquidators Holdings, Inc., a Delaware corporation (the “Company”), with respect to the offer and sale from time to time of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s Amended and Restated 2011 Equity Compensation Plan (the “Plan”). As counsel to the Company, we have reviewed the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to effect the registration of 750,000 shares of Common Stock (the “Shares”) under the Plan.

In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

Based upon such examination, it is our opinion that the Shares, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable. The foregoing opinion is limited to the laws of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction. Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ WILLIAMS MULLEN

Williams Mullen Center | 200 South 10th Street, Suite 1600 Richmond, VA 23219 | P.O. Box 1320 Richmond, VA 23218

T 804.420.6000 F 804.420.6507 | williamsmullen.com | A Professional Corporation